UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2006

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724329

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Carnegie Center Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)
(609) 524-4500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Indenture, First Supplemental Indenture and Second Supplemental Indenture
     On February 2, 2006, NRG Energy, Inc., or NRG, completed the sale of (i) $1,200,000,000 aggregate principal amount of 7.250% senior notes due 2014 (the “2014 Notes”) and (ii) $2,400,000,000 aggregate principal amount of 7.375% senior notes due 2016 (the “2016 Notes” and together with the 2014 Notes, the “Senior Notes”). The Senior Notes were issued under an Indenture, dated February 2, 2006 (the “Indenture”), among NRG and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated February 2, 2006 (the “First Supplemental Indenture”), among NRG, the guarantors named therein and the Trustee, relating to the 2014 Notes, and as supplemented by a Second Supplemental Indenture, dated February 2, 2006 (the “Second Supplemental Indenture,” and together with the Indenture and the First Supplemental Indenture, the “Indentures”), among NRG, the guarantors named therein and the Trustee, relating to the 2016 Notes. The Indentures and the form of notes, which are attached as exhibits to the Indentures, provide, among other things, that the Senior Notes will be senior unsecured obligations of NRG.
     Interest is payable on the 2014 Notes on February 1 and August 1 of each year beginning on August 1, 2006 until their maturity date of February 1, 2014. On or after February 1, 2010, NRG may redeem all or a portion of the 2014 Notes at redemption prices set forth in the First Supplemental Indenture. In addition, at any time prior to February 1, 2009, NRG may redeem up to 35% of the aggregate principal amount of the 2014 Notes with the net proceeds of certain equity offerings at the redemption price set forth in the First Supplemental Indenture.
     Interest is payable on the 2016 Notes on February 1 and August 1 of each year beginning on August 1, 2006 until their maturity date of February 1, 2016. On or after February 1, 2011, NRG may redeem all or a portion of the 2016 Notes at redemption prices set forth in the Second Supplemental Indenture. In addition, at any time prior to February 1, 2009, NRG may redeem up to 35% of the aggregate principal amount of the 2016 Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Second Supplemental Indenture.
     The terms of the Indentures, among other things, limit the ability of NRG and certain of its subsidiaries to: make restricted payments; restrict dividends or other payments of subsidiaries; incur additional debt; engage in transactions with affiliates; create liens on assets; engage in sale and leaseback transactions; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.
     The Indentures provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indentures; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against NRG and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.

     A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the First Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Second Supplemental Indenture is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Indentures is qualified in its entirety by reference to such exhibits.
New Senior Credit Facility
     In addition, on February 2, 2006, NRG entered into a new senior secured credit facility with a syndicate of financial institutions, including Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets Inc. as joint lead bookrunners, joint lead arrangers and co-documentation agents providing for up to an aggregate amount of $5.575 billion (the “New Senior Credit Facility”), consisting of a $3.575 billion senior first priority secured term loan facility (the “Term Loan Facility”), a $1.0 billion senior first priority secured revolving credit facility (the “Revolving Credit Facility”) and a $1.0 billion senior first priority secured synthetic letter of credit facility (the “Letter of Credit Facility”). The New Senior Credit Facility replaced NRG’s then existing senior secured credit facility. The Term Loan Facility will mature on February 2, 2013 and will amortize in 27 consecutive equal quarterly installments of .25% of the original principal amount of the Term Loan Facility during the first 6 3/4 years thereof with the balance payable on the seventh anniversary thereof. The full amount of the Revolving Credit Facility will mature on February 2, 2011. The Letter of Credit Facility will mature on February 2, 2013 and no amortization will be required in respect thereof.
     The New Senior Credit Facility is guaranteed by substantially all of NRG’s existing and future direct and indirect subsidiaries, with certain customary or agreed-upon exceptions for unrestricted foreign subsidiaries, project subsidiaries and certain other subsidiaries. In addition, the New Senior Credit Facility is secured by liens on substantially all of the assets of NRG and the assets of its subsidiaries, with certain customary or agreed-upon exceptions for unrestricted foreign subsidiaries, project subsidiaries and certain other subsidiaries. The capital stock of substantially all of NRG’s subsidiaries, with certain exceptions for unrestricted subsidiaries, foreign subsidiaries and project subsidiaries, has been pledged for the benefit of the New Senior Credit Facility lenders.
     The New Senior Credit Facility is also secured by a first-priority perfected security interest in all of the property and assets owned at-any time or acquired by NRG and its subsidiaries, other than (a) the assets of certain unrestricted subsidiaries excluded project subsidiaries, foreign subsidiaries and certain other subsidiaries, and (b) (i) any lease, license, contract, property right or agreement of NRG or any subsidiary guarantor, if and only for so long as the grant of a security interest under the security documents would result in a breach, termination or default under that lease, license, contract, property right or agreement; (ii) certain interests in real property owned or leased by NRG and certain subsidiary guarantors; (iii) equity interests in certain of NRG’s project affiliates that have non-recourse debt financing; (iv) any voting equity interests in excess of 66% of the total outstanding voting equity interest of certain of NRG’s foreign subsidiaries; and (v) certain other limited exceptions.
     The New Senior Credit Facility contains customary covenants, which, among other things require NRG to meet certain financial tests, including a minimum interest coverage ratio and a maximum leverage ratio, each at the NRG level and on a consolidated basis, and limit NRG’s ability to: incur indebtedness and liens and enter into sale and lease-back transactions; make investments, loans and advances; engage in mergers, acquisitions consolidations and asset sales; pay dividends and other restricted payments; enter into transactions with affiliates; engage in business activities and hedging transactions; make capital expenditures; make debt payments; make certain changes to the terms of material indebtedness; and other covenants customary for such facilities.
     A copy of the credit agreement governing the New Senior Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of the material terms of the credit agreement is qualified in its entirety by reference to such exhibit.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
     The disclosures under Item 1.01(a) of this Current Report on Form 8-K relating to the Indentures, the Senior Notes and the New Senior Credit Facility are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     The validity of the Senior Notes and the related guarantees were passed upon on NRG’s behalf by Skadden, Arps, Slate, Meagher & Flom, LLP, New York, New York. Certain matters of Minnesota law were passed upon by Leonard, Street and Deinard, Professional Association. Certain matters of Virginia law were passed upon by Williams Mullen.
     NRG is also filing the following exhibits as part of this Current Report on Form 8-K, to be incorporated by reference into the Registration Statement on Form S-3ASR, filed on December 21, 2005 (File No. 333-130549), including the Opinions of Skadden, Arps, Slate, Meagher & Flom LLP, Leonard, Street and Deinard, Professional Association and Williams Mullen, which are attached hereto as Exhibits 5.1, 5.2 and 5.3, respectively, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
4.1	Base Indenture, dated February 2, 2006, among NRG and Law Debenture Trust Company of New York.

4.2	First Supplemental Indenture, dated February 2, 2006, among NRG, the guarantors named therein and Law Debenture Trust Company of New York.

Exhibit Number	Description
4.3	Second Supplemental Indenture, dated February 2, 2006, among NRG, the guarantors named therein and Law Debenture Trust Company of New York.

4.4	Form of 7.250% Senior Note due 2014 (incorporated by reference to Exhibit 4.2 filed herewith).

4.5	Form of 7.375% Senior Note due 2016 (incorporated by reference to Exhibit 4.3 filed herewith).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, with respect to registrants organized under the laws of the States of Delaware and California.

5.2	Opinion of Leonard, Street and Deinard, Professional Association, with respect to the registrant organized under the laws of the State of Minnesota.

5.3	Opinion of Williams Mullen, with respect to the registrant organized under the laws of the State of Virginia.

10.1
Credit Agreement, dated February 2, 2006, among NRG, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets Inc., as joint lead book runners, joint lead arrangers and co-documentation agents, Morgan Stanley & Co. Incorporated, as collateral agent, and Citigroup Global Markets Inc., as syndication agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2006	NRG ENERGY, INC.
	By:	/s/ Timothy W.J. O’Brien
	Name:	Timothy W.J. O’Brien
	Title:	Vice President and General Counsel